UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 14, 2008
Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On May 14, 2008, the Board of Directors of Kellogg Company (the “Company”) elected Rogelio M. Rebolledo as a director effective July 24, 2008. Mr. Rebolledo’s initial term expires at the 2011 annual meeting of shareowners. Mr. Rebolledo is the retired Chairman, Pepsi Bottling Group, Mexico.
At this time, the Board of Directors has not determined board committee memberships for Mr. Rebolledo. Once determined, Mr. Rebolledo’s committee memberships will be disclosed by the Company in a Current Report on Form 8-K.
The information required under Item 404(a) of Regulation S-K regarding certain relationships and related transactions between the Company and Mr. Rebolledo had not been determined or was unavailable at the time of filing of this Current Report on Form 8-K. Once determined, the information required to be disclosed, if any, will be reported in a Current Report on Form 8-K.
Mr. Rebolledo’s compensation will be similar to other non-employee directors of the Company, which is described in the Company’s proxy statement filed with the SEC on March 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY
Date: May 19, 2008	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary